Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:          Kathleen M. Campbell
Senior Vice President, Marketing
15 S. Main Street
Mansfield, PA 16933
570-662-8534
570-662-8512 (fax)

May 18, 2005

LOCAL BANK EXPANDS NORTHERN TIER REAL ESTATE HOLDINGS

Mansfield, Pennsylvania - Randall E. Black, President and CEO of Citizens Financial Services, Inc., (CZFS) and First Citizens National Bank announced the recent purchase of two properties.

The first property, located at 8 Walnut Street, Wellsboro, Pennsylvania was purchased on May 13, 2005 from Ronald and Mary Ann Sick, Jr. for $146,000. The second property is located at the corner of East and Walnut Streets in Wellsboro, Pennsylvania. The property was purchased from James N. and Diane M. West on May 16, 2005 for $600,000.

First Citizens National Bank has 15 offices servicing Tioga, Bradford and Potter Counties.

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